UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 2, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	25-2596710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

Lighting Science Group Corporation, a Delaware corporation (the “Company”), expects to hold its 2010 annual meeting of stockholders on May 26, 2010 (the “2010 Annual Meeting”). The Board of Directors has fixed the close of business on April 12, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2010 annual meeting and any postponement or adjournment thereof.

The Company did not hold a 2009 annual meeting of stockholders. Thus, any stockholder proposals to be considered for inclusion in the Company’s proxy materials to be distributed for the 2010 Annual Meeting, including proposals made pursuant to Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices by 5:00 p.m., eastern time, on April 14, 2010. Proposals should be sent to the attention of Corporate Secretary, Lighting Science Group Corporation, at Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida, 32937. Stockholder proposals submitted pursuant to Rule 14a-8 must comply with the requirements of Rule 14a-8 concerning the inclusion of stockholder proposals in issuer-sponsored proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: April 2, 2010	By:	/S/ JOHN D. MITCHELL, JR.
	Name:	John D. Mitchell, Jr.
	Title:	Corporate Secretary